EXHIBIT 99.1

Lumera Corporation To Hold Conference Call To Discuss Q4 2007 Results
BOTHELL, Wash., Feb 28, 2008 (BUSINESS WIRE) -- Lumera Corporation (NASDAQ:LMRA), a leader in photonic communications, will hold its quarterly conference call to discuss fourth quarter and year end results on March 11, 2008 at 4:30 PM Eastern Standard Time (1:30 PM Pacific Standard Time).

Details to access the conference call and the live audio web cast are as follows:

Conference call

(Please call approximately ten minutes prior to the scheduled start of the call)

Toll-free: 800-901-5241
International callers: 617-786-2963
Pass code: 34462909

Live Audio web cast: www.Lumera.com

Replay and archive information:

(Telephone replay available until March 18, 2008 6:30 PM)
Toll-free: 888-286-8010
International callers: 617-801-6888
Pass code: 86453711

Web cast will be archived on the Company's website at www.Lumera.com

About Lumera

Lumera is a leader in photonic communications. The company designs electro-optic components based on proprietary polymer compounds for the telecommunications and computing industries. Through its wholly owned subsidiary, Plexera Bioscience LLC, the company is also in the bioscience industry. Plexera is focused on providing the life sciences market with tools, content, and methods to simplify and accelerate proteomic discovery for therapeutic antibodies as well as predictive biomarkers. For more information, please visit www.lumera.com.

SOURCE: Lumera Corporation

Lumera Corporation
Helene F. Jaillet (Investor Relations), 425-398-6546
or

The Summit Group Communications
Todd Wolfenbarger (Media), 801-595-1155
http://www.lumera.com